EX-1
Distribution Financial Services Marine Trust 1999-2
August 16, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                        $528,186,387.62
Beginning Pool Factor                                              0.96033870

Distribution Allocable to Principal on Notes
            Prior                                  Current
Class Principal Payments $1000 of orig.prin.bal Principal Payments $1000 of orig.prin.bal
A-1       $9,920,640.71        46.9954270         $10,502,947.57        49.7538943
A-2               $0.00         0.0000000                  $0.00         0.0000000
A-3               $0.00         0.0000000                  $0.00         0.0000000
A-4               $0.00         0.0000000                  $0.00         0.0000000
A-5               $0.00         0.0000000                  $0.00         0.0000000
  B               $0.00         0.0000000                  $0.00         0.0000000
  C               $0.00         0.0000000                  $0.00         0.0000000

Distribution Allocable to Interest on Notes
                       Prior                                  Current
Class  Rate       Interest Payment $1000 of orig.prin.bal Interest Payments $1000 of orig.prin.bal
A-1    5.50%        $913,022.55         4.3251120            $867,552.94         4.1097165
A-2    5.98%        $276,908.88         4.9833330            $276,908.88         4.9833330
A-3    6.20%        $558,666.50         5.1666670            $558,666.50         5.1666670
A-4    6.48%        $357,517.80         5.4000000            $357,517.80         5.4000000
A-5  6.6656%        $299,946.45         5.5546670            $299,946.45         5.5546670
  B    6.93%        $190,575.00         5.7750000            $190,575.00         5.7750000
  C    7.61%        $139,516.67         6.3416670            $139,516.67         6.3416670

Note Balance After Giving Effect to Principal Distribution
Class  Beginning Balance      Pool Factor    Ending Balance       Pool Factor
A-1     189,284,278.59        896.6654280   $178,781,331.02       846.9115340
A-2      55,567,000.00          1.0000000    $55,567,000.00         1.0000000
A-3     108,129,000.00          1.0000000   $108,129,000.00         1.0000000
A-4      66,207,000.00          1.0000000    $66,207,000.00         1.0000000
A-5      53,999,000.00          1.0000000    $53,999,000.00         1.0000000
  B      33,000,000.00          1.0000000    $33,000,000.00         1.0000000
  C      22,000,000.00          1.0000000    $22,000,000.00         1.0000000

Servicing Fee                                                     $220,077.66
Servicing Fee Per $1,000 of Orig.Note                               0.4001412

Realized Losses                                                         $0.00

Reserve Account Balance                                        $18,653,951.80

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                               $14,223,346.05
            Interest Payments Received                          $3,720,398.48
            Scheduled Principal Payments Received               $2,463,591.86
            Principal Prepayments Received                      $8,039,355.71
Distribution to Residual Interestholders                                $0.00

Noteholders' Interest Carryover Shortfall                               $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note           0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                            $0.00

Ending Pool Balance                                           $517,683,440.05
Ending Pool Factor                                                 0.94124243
